Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Turkcell Iletisim Hizmetleri A.S. (the “Company”) on Form 20-F for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Sureyya Ciliv
Name:	Sureyya Ciliv
Title:	Chief Executive Officer

Date: April 20, 2012

By:	/s/ Murat Dogan Erden
Name:	Murat Dogan Erden
Title:	Acting Chief Financial Officer for preparation of the Annual Report

Date: April 20, 2012